Exhibit 10.1

SECOND AMENDMENT
TO
THIRD AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
CORPORATE OFFICE PROPERTIES, L.P.

    THIS SECOND AMENDMENT to Third Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P. (this "Amendment"), a Delaware limited partnership (the "Partnership" or the "Operating Partnership"), is made and entered into as of September 5, 2023, by and between the undersigned parties.

RECITALS

A.The Operating Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Third Amended and restated Limited Partnership Agreement dated as of December 5, 2018, as amended by that certain First Amendment to Third Amended and Restated Limited Partnership Agreement of Corporate Office Properties, L.P. dated as of July 31, 2019 (as amended, modified, and revised, the "Partnership Agreement").

B.The sole general partner of the Operating Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the "General Partner").

C.The General Partner holds more than ninety percent (90%) of the outstanding Partnership Units in the Operating Partnership.

D.The General Partner has elected to (i) change the name of the Operating Partnership and (ii) change the name of the General Partner.

E.The General Party desires to amend the Partnership Agreement as set forth herein to reflect a new name for each of the Operating Partnership and the General Partner, and such amendments are not of the type requiring the Consent of any Limited Partner or Preferred Limited Party pursuant to Section 11.1(A) of the Partnership Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises set forth herein, it is hereby agreed as follows:

1.Recitals; Defined Terms. The foregoing recitals to this Amendment are hereby incorporated in and made a material part of this Amendment. All capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Partnership Agreement.

2.Operating Partnership Name Change. Effective as of 12:01 am on September 15, 2023, Section 2.2 of the Partnership Agreement is hereby amended to provide that as of 12:01 am on September 15, 2023, the name of the Operating Partnership shall be as follows: COPT Defense Properties, L.P.

3.General Partner Name Change. Effective as of 12:01 am on September 15, 2023:

a.The Partnership Agreement is hereby amended such that all references to “Corporate Office Properties Trust” shall be deemed references to “COPT Defense Properties”’; and

b.Without limiting the generality of the foregoing clause (a), Section 1.1 of the Partnership Agreement shall be amended by deleting the defined term of COPT in its entirety and replacing such term with the following:

“COPT: COPT Defense Properties, a Maryland real estate investment trust.”

4.Ratification. Except as otherwise expressly provided herein, all of the terms and conditions of the Partnership Agreement are hereby ratified and shall remain unchanged and continue in full force and effect. In the event of any conflict between the Partnership Agreement and this Amendment, the terms and provisions of this Amendment shall be controlling.

[Signature is on the following page.]

IN WITNESS WHEREOF, the undersigned General Partner of the Partnership has executed this Amendment as of the day and year set forth above.

WITNESS: /s/ David L. Finch David L. Finch, General Counsel and Secretary	GENERAL PARTNER: COPT Defense Properties, a Maryland real estate investment trust By: /s/ Stephen E. Budorick Stephen E. Budorick, President and Chief Executive Officer

3